                                                                    EXHIBIT 10.9

1018/02

                                 LEASE AGREEMENT

        THIS LEASE is executed this 21 day of October, 2002, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership ("Landlord"), and CATAPULT COMMUNICATIONS CORPORATION, a Nevada corporation ("Tenant").

                                  WITNESSETH:

                         ARTICLE 1 - LEASE OF PREMISES

        Section 1.01. Basic Lease Provisions and Definitions.

A. Leased Premises (shown outlined on Exhibit A attached hereto): 800 Perimeter Park Drive; Morrisville, North Carolina 27560; (the "Building"); located in Perimeter Park (the "Park");

B. Rentable Area of Leased Premises: 30,835 rentable square feet. The determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.      Tenant's Proportionate Share: 55.53%;

D.      Minimum Annual Rent:          02/01/03 - 05/31/03     $      0.00
                                      06/01/03 - 01/31/04     $173,703.83*
                                      02/01/04 - 01/31/05     $267,069.64
                                      02/01/05 - 01/31/06     $273,746.38
                                      02/01/06 - 01/31/07     $280,590.04
                                      02/01/07 - 01/31/08     $287,604.80
                                      02/01/08 - 05/31/08     $ 98,264.97**

                                      *  Represents eight (8) Monthly Rental
                                         Installments
                                      ** Represents four (4) Monthly Rental
                                         Installments

E.      Monthly Rental Installments:  02/01/03 - 05/30/03     $      0.00
                                      06/01/03 - 01/31/04     $ 21,712.98
                                      02/01/04 - 01/31/05     $ 22,255.80
                                      02/01/05 - 01/31/06     $ 22,812.20
                                      02/01/06 - 01/31/07     $ 23,382.50
                                      02/01/07 - 01/31/08     $ 23,967.07
                                      02/01/08 - 05/31/08     $ 24,566.24

F.      Landlord's Share of Expenses: Intentionally Omitted;

G.      Lease Term: Five (5) years and Four (4) months;

H.      Target Commencement Date: February 1, 2003;

I.      Security Deposit: $43,425.96;

J.      Guarantor(s): N/A;

K.      Broker(s): Commercial Carolina representing Tenant;

L. Permitted Use: Service center, light manufacturing, research and development, general office use and other related purposes;

M.      Address for notices:

        Landlord:         Duke Realty Limited Partnership
                          1800 Perimeter Park Drive, Suite 200
                          Morrisville, North Carolina 27560
                          Attention: Andrew Kelton

        With a copy to:   Duke Realty Limited Partnership
                          3950 Shackleford Road, Suite 300



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

                                                                INDUSTRIAL LEASE

                          Duluth, Georgia 30096-8268
                          Attention: Elizabeth C. Belden, Corporate Counsel

        Tenant:           Catapult Communications Corporation
                          160 South Whisman Road
                          Mountain View, CA 94041
                          Attention: Barbara Fairhurst

        Address for rental and other payments:

                          Duke Realty Limited Partnership
                          75 Remittance Drive, Suite 3205
                          Chicago, Illinois 60675-3205

        Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 - TERM AND POSSESSION

        Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time as set forth in Section 1.01(G) hereof, and shall commence on the date (the "Commencement Date") that is the later to occur of (i) the Target Commencement Date and (ii) the date that all of the following have occurred: (a) Substantial Completion (as hereinafter defined) of the Tenant Improvements (as hereinafter defined), (b) Landlord has delivered possession of the Leased Premises to Tenant in the condition required under this Lease, (c) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Leased Premises and (d) Tenant has been given access to the Leased Premises for fourteen (14) days with the construction substantially complete to the extent that Tenant could install communications equipment therein without delaying or interfering with such construction. If the Commencement Date has not occurred on or before March 1, 2003, (which date shall be delayed by one day for each day the Commencement Date is actually delayed due to Force Majeure or Tenant Delay),then the date Tenant is otherwise obligated to commence payment of Rent shall be delayed by two days for each day that the Commencement Date is delayed beyond such date through and including March 14, 2003. Notwithstanding the foregoing, if the Commencement Date has not occurred by March 15, 2003 (which date shall be delayed by one day for each day the Commencement Date is actually delayed due to Force Majeure or Tenant Delay), then commencing on March 15, 2003 (subject to Force Majeure and Tenant Delay as aforesaid) Landlord shall promptly pay to Tenant $5,000 per day until the Commencement Date shall occur as liquidated damages, subject to Tenant's right to pursue equitable remedies and any remedies for tortious misconduct.

        Section 2.02. Construction of Tenant Improvements.

        (a) Except as otherwise set forth herein, Landlord shall have no responsibility with respect to delivery of the Leased Premises except to (i) construct at Landlord's sole cost and expense (except as agreed to by Tenant in any Change Order Memorandum of Agreement (as hereinafter defined)) in a good and workmanlike manner the Tenant Improvements in the Space Plan attached hereto as Exhibit B (the "Tenant Improvements") free of defects and using materials and equipment of good quality, and in accordance with all applicable laws and the Scope of Work and preliminary plans dated October 15, 2002, incorporated herein as Exhibit B-1 ("Scope of Work"), and with the approved Plans and Specifications (as defined below) as prepared by Alliance Architecture, subject to events and delays due to causes beyond its reasonable control, (ii) deliver the Leased Premises in good, vacant, broom clean condition, with all building systems in good working order and in compliance with all laws and (ii) obtain any and all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Leased Premises and the construction of the Tenant Improvements in accordance with applicable law. Notwithstanding anything herein to the contrary, Tenant's acceptance of the Leased Premises or submission to Landlord of a written "punch list" shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Leased Premises repaired at no cost to Tenant within one year from the Commencement Date. At anytime within one year from the Commencement Date, Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. On or before October 28, 2002, (i) Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (the "Plans and Specifications") covering all work to be performed by Landlord in constructing and installing the Tenant Improvements, which shall be based on and be consistent with the Space Plan and Scope of Work attached hereto as Exhibit B-1 and (ii) Landlord shall provide Tenant with a gant chart detailing the daily construction schedule for the construction of the Tenant Improvements. Tenant shall have five (5) business days after receipt of the Plans and Specifications in which to review the Plans and



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                                                                INDUSTRIAL LEASE

Specifications and to give to Landlord written notice of Tenant's approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Subject to Section 2.02(c) hereof, Tenant shall have no right to request any leasehold improvements or any changes to the Plans and Specifications which would materially increase the scope of work or labor or materially alter the exterior appearance or basic nature of the Building, or the Building systems. If Tenant requests any changes to the Plans and Specifications pursuant to Section 2.02(c), Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant that incorporate such changes. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant, and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Landlord and Tenant shall at all times in their preparation and review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant's consent to the Plans and Specifications in writing, within three (3) business days following Landlord's written request therefor. Landlord shall submit the Plans and Specifications to all appropriate governmental agencies and thereafter the Landlord shall use its commercially reasonable efforts to obtain required governmental approvals as soon as practicable. Tenant agrees that all work on any subsequent tenant finish improvements shall be performed by Landlord or a subsidiary or affiliate of Landlord, which shall receive a fee of ten percent (10%) of the cost of such construction as Landlord's construction manager or general contractor.

        (b) Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Landlord and Tenant agree to cooperate with each other regarding the coordination and installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion. In addition, to the extent permitted by applicable laws and governmental rules and ordinances, Tenant shall have the right to enter the Leased Premises for fourteen (14) days prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures and otherwise prepare the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications). During any entry prior to the Commencement Date (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Rent, (ii) Tenant shall not unreasonably interfere with Landlord's completion of the Tenant Improvements, (iii) Tenant shall cause its personnel and contractors to comply with the reasonable terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (iv) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable governmental permits and inspections required to permit such entry by Tenant.

        (c) Landlord shall have no right to make changes to the Plans and Specifications without Tenant's prior written consent, which shall not be unreasonably withheld. Tenant shall have the right to request changes to the Plans and Specifications at any time following its final approval thereof in accordance with Section 2.02(b) above by way of written change order (each, a "Change Order", and collectively, "Change Orders"). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the "Change Order Memorandum of Agreement"). Tenant shall, within three (3) days following Tenant's receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, or (ii) retract its request for the Change Order. At Landlord's option, Tenant shall pay to Landlord (or Landlord's designee), within fifteen (15) days following Landlord's request, any increase in the actual total cost to construct the Tenant Improvements including the cost of construction and overhead/general conditions and fee solely resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

        (d) For purposes of this Lease (i) "Substantial Completion" (or any grammatical variation thereof) shall mean the completion of construction of the Tenant Improvements, subject only to punch1ist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy, the completion of which will not materially affect Tenant's use and occupancy of the Leased Premises, or Landlord's ability to obtain an occupancy permit for the Leased Premises (Tenant acknowledges that under certain circumstances even if Landlord has Substantially Completed the Tenant Improvements, Landlord may not be able to obtain an occupancy permit for the Leased Premises because of the need for completion of improvements which Tenant may desire to install in the Leased Premises), and (ii) "Tenant Delay" shall mean any actual delay in the completion of the Tenant Improvements attributable solely to (A) Tenant's failure to meet any time deadlines specified herein, (B) Change Orders (not to exceed the time periods set forth in the Change Order Memorandum of Agreement

                                                                INDUSTRIAL LEASE

signed by Tenant), (C) Tenant's requirements for special work or materials, finishes or installations other than Building standard, and (D) the performance of any work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work and (E) any other act or omission of Tenant provided that Landlord has given Tenant written notice at the time the delay occurred and one business day to cure.

        (e) Notwithstanding anything to the contrary contained in Section 2.01 above, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date solely as a result of Tenant Delay, then Tenant shall commence the payment of rent on the date the payment of rent would have commenced except for such Tenant Delays. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit D and made a part hereof, acknowledging (x) the Commencement Date of this Lease, and (y) except for any punch1ist items and subject to the terms of this Lease, that Tenant has accepted the Leased Premises.

        Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in the same condition and repair as when received, reasonable wear and tear, acts of God, casualties, condemnation, Hazardous Substances (other than those released or emitted by Tenant) and alterations and improvements which Tenant is not required to remove at the termination of this Lease, excepted. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations designated by Landlord (excluding its initial wiring and cabling), promptly repair any damage caused by such removal, and restore the Leased Premises to the condition required under this Section 2.03; provided, however, that Tenant shall have no obligation to remove any Tenant Improvements. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. Notwithstanding the last sentence of Section 13.02(b), all Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant and Landlord shall be entitled to dispose of such property at Tenant's cost in accordance with applicable law without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

        Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                 ARTICLE 3 - RENT

        Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated based on the number of days in such calendar month. The parties acknowledge and agree that the dates set forth in Sections 1.01(D) and (E) hereof assume a Target Commencement Date of February 1, 2003, and, if the Commencement Date occurs after February 1, 2003, such dates will be adjusted in a manner that provides that (i) Minimum Annual Rent shall be abated for four (4) complete calendar months from and after the Commencement Date and (ii) the specified escalation dates for Minimum Annual Rent occur on each anniversary of the Commencement Date.

        Section 3.02. Additional Rent. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term after the fourth (4th) full month following the Commencement Date, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges"). As used herein, the term "Rent" shall mean Minimum Annual Rent and Additional Rent. Landlord estimates that Common Area Charges for the calendar year 2003 shall be approximately $2.22 per rentable square foot. Tenant



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                                                                INDUSTRIAL LEASE

acknowledges that said amount is only an estimate and agrees to reimburse Landlord for the actual Common Area Charges under the Lease in accordance with this Section 3.02.

        "Operating Expenses" shall mean all of Landlord's reasonable expenses actually incurred for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building that vary with occupancy which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management or administrative fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners' association; security services; insurance premiums and deductibles; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, storm conveyance systems, sewer lines, roof and gutters. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles), and only the amortized portion shall be included in Operating Expenses.

        "Operating Expenses" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"): (a) Costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors; (b) Costs occasioned by casualties, or by the exercise of the power of eminent domain to the extent of condemnation proceeds received by Landlord; provided that Landlord uses commercially reasonable efforts to recover the maximum proceeds from such condemnation action; (c) Costs to correct any construction defect in the Leased Premises or the Project or to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Leased Premises or the Project as of the Commencement Date; (d) Costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Tenant's use; (e) Costs incurred in connection with negotiations or disputes with any other occupant of the Project and Costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement: (f) insurance Costs for coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused by the activities of another occupant of the Project, insurance deductibles in excess of $25,000 and co-insurance payments; (g) Costs incurred in connection with the presence of any Hazardous Substance, except to the extent caused by the release or emission of the Hazardous Substance in question by Tenant; (h) interest, charges and fees incurred on debt; (i) expense reserves, (j) Costs of structural repairs to the Building and upgrades to the facade work, initial deck renovation and roof replacement; (k) Costs which could properly be capitalized under generally accepted accounting principles; (l) wages, compensation, and labor burden for any employee above the level of senior property manager or any fee, profit or compensation retained by Landlord or its affiliates for management of the Project in excess of four (4%) of Minimum Annual Rent and (m) Costs for which Tenant is billed directly under this Lease.

        "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis whether charged by Landlord's counsel or representative provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent of the good faith estimated tax saving). Tenant shall be entitled to a credit for any reduction of Real Estate Taxes resulting from any such contest. Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant's trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

        "Real Estate Taxes" shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (b) imposed on land and improvements other than the Project; (c) attributable to Landlord's net income, gift, transfer, or state taxes; or (d) resulting solely from a change of ownership or transfer of any or all of the Project or the improvement of any of the Project for the sole use of other occupants.

        Section 3.03. Payment of Additional Rent. Landlord shall reasonably estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated



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                                                                INDUSTRIAL LEASE

for any partial years. Commencing on the fifth month following the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, unless otherwise agreed to, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent together with a computation of such amount showing a category breakdown of such Common Area Charges and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Rent.

        Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. In the event Tenant fails to pay any installment of base rent or additional rent hereunder within fifteen days of the due date of such installment, Tenant shall pay to Landlord on demand a late charge in an amount equal to four percent (4%) of such installment to help defray the additional cost to Landlord for processing such late payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all reasonable attorneys' fees so incurred.

        Section 3.05. Right to Audit. Tenant will be entitled from time to time to audit and verify the operations of the Building and the related books and records of Landlord to assure that the Operating Expenses from time to time reported by Landlord are in keeping with the provisions of this paragraph. As to any calendar year, any undertaking by Tenant must be initiated within four (4) months from its receipt of invoice for Operating Expenses from Landlord; and absent fraud or gross negligence on Landlord's part, the Operating Expenses as timely reported by Landlord for the calendar year will be deemed controlling upon the expiration of Tenant's audit and verification rights for such calendar year. In the event of any errors, the appropriate party will make a correcting payment in full to the other party within thirty (30) days after the determination and communication to all parties of the amount of such error.

                           ARTICLE 4 - SECURITY DEPOSIT

        Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant's obligations contained in this Lease. Upon the occurrence and during the continuation of a Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, except for any amounts necessary to cure any uncured Default, Landlord shall return the Security Deposit to Tenant. At the end of the thirty-second (32nd) month of the Lease Term, upon the request of Tenant, Landlord shall reduce the amount of the Security Deposit to $21,712.98 and refund such amount to Tenant provided that Tenant has not been in default beyond applicable notice and cure periods under this Lease.

                                  ARTICLE 5 - USE

        Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

        Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable rules and regulations of the Landlord, including directions as to the non-exclusive use of, and ratio of, parking spaces, as well as the Building Rules and Regulations attached hereto as Exhibit C and made a part hereof. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials



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                                                                INDUSTRIAL LEASE

shall be repaired by Landlord at the sole reasonable expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. Tenant shall not be required to comply with any new rule or regulation promulgated by Landlord unless the same applies non-discriminatorily to all occupants of the Project, does not unreasonably interfere with Tenant's use of, access to, or parking at the Leased Premises, and does not materially increase the obligations or decrease the rights of Tenant under this Lease.

        Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefore; provided, however, any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. In no event shall the exercise of any of the foregoing rights unreasonably interfere with Tenant's use of, access to or parking at the Leased Premises or materially increase the obligations or decrease the rights of Tenant under this Lease, and Landlord shall at all times preserve and maintain the Park in a condition substantially similar to its current condition. Within eighteen
(18) months of the execution of this Lease (subject to extensions of time for Force Majeure delays), Landlord shall complete, at Landlord's sole cost, in a good and workmanlike manner, and subject to the terms of the preceding sentence, the work in the Park described in Exhibit G attached hereto. Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with one (1) business day notice prior to any entry of the Leased Premises under this Lease. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and shall comply with Tenant's reasonable security measures. Notwithstanding the foregoing, in connection with an automated teller machine (the "ATM") owned or managed by Wachovia Bank ("Wachovia"), Wachovia or its agents and employees shall have access to the Leased Premises to the extent necessary to repair and maintain the ATM machine located adjacent to the Leased Premises; provided, however, that (i) any such access shall be in accordance with the provisions and restrictions of this
Section 5.03 and shall not disrupt Tenant's business operations and (ii) a representative of Landlord shall accompany any such agent or employee of Wachovia at all times during such access to ensure compliance with the provisions of this Section 5.03. Tenant shall not be responsible for any act or negligence or damage to the Leased Premises caused by Wachovia, its agents, employees, and invitees. Landlord shall use commercially reasonable efforts to obtain the right to remove (if Landlord does not already have such right) and to remove the ATM prior to the Commencement Date of the Lease at Landlord's cost and expense and shall repair any damages to the Leased Premises caused by the removal, at Landlord's sole cost and expense.

                       ARTICLE 6 - UTILITIES AND SERVICES

        Landlord represents and warrants that, as of the Commencement Date, all utilities, including, without limitation, gas, electricity, water and sewer, will be available to serve the Leased Premises. Gas and electricity are separately metered to the Leased Premises. Tenant shall register in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including, but not limited to, gas, electricity and janitorial services. Water and sewer are jointly metered with other property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers to Tenant) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Except as otherwise set forth herein, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event Landlord is responsible for an interruption in the supply of utilities as provided herein, and such interruption adversely affects Tenant's ability to conduct its business in the Leased Premises for more than three consecutive business days, Tenant shall be entitled to an abatement of base rental for each day after the third business day during which the interruption

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                                                                INDUSTRIAL LEASE

continues as its sole remedy for such interruption. In the event of utility "deregulation", Landlord may choose the service provider.

                      ARTICLE 7 - MAINTENANCE AND REPAIRS

        Section 7.01. Tenant's Responsibility. During the Lease Term, subject to
Section 7.02 hereof, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, and plumbing systems to the extent located within and exclusively serving the Leased Premises, and shall obtain a preventive maintenance contract on the heating, ventilating and air conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air-conditioning system on not less than a semi-annual basis.

        Section 7.02. Landlord's Responsibility. During the Lease Term, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (b) for which Landlord has a right of reimbursement from others, (c) the roof, exterior walls, foundation, structural frame and other structural portions of the Building, (d) which could be treated as a "capital expenditure" under generally accepted accounting principles, and (e) to any portion of the Building and the Project outside of the demising walls of the Leased Premises and to the parking and landscaped areas, the costs of all of which may be included in Operating Expenses to the extent provided in Section 3.02; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

        Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. Except as otherwise set forth herein, as a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. Nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien derived through or under Tenant for any labor or material furnished to the Leased Premises. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days of Tenant's actual notice of filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with Tenant's construction or alteration in violation of this Lease and any related lien. Notwithstanding anything to the contrary herein, Tenant may construct only cosmetic, non-structural alterations, additions and improvements, (excluding alterations that impact electrical, mechanical or any of the Building systems or that require that a permit be obtained) ("Alterations") in the Leased Premises without Landlord's prior approval. Alterations and Tenant's trade fixtures, furniture, equipment and other personal property installed in the Leased Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Leased Premises, at any time Tenant may remove Tenant's Property from the Leased Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant's Property. Prior to the commencement of any Alterations, Tenant may request Landlord to advise Tenant in writing whether it reserves the right to require Tenant to remove any such proposed Alterations from the Leased Premises upon termination of this Lease. Notwithstanding anything to the contrary herein, if Landlord fails to notify Tenant upon such request that it shall require the removal of such Alterations, then Landlord shall have no right to require Tenant to remove such Alterations.

                               ARTICLE 8 - CASUALTY

        Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of the Leased Premises substantially in the condition they were prior to the casualty. Rent shall be equitably abated based upon the extent to which Tenant's use of the Leased Premises is diminished because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one year from the casualty date; or (ii) destroyed by a casualty which is not

                                                                INDUSTRIAL LEASE

covered by the insurance required hereunder; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Notwithstanding the foregoing, (a) Landlord shall not have the right to terminate the Lease if the damage to the Building is relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building) or, in the case of clause (ii) above, if Tenant reimburses Landlord for the costs of any repairs in excess of ten percent (10%) of the cost of the Building not covered by the insurance required and (b) Tenant shall have the option to terminate the Lease if the Leased Premises cannot be, or are not in fact, fully restored by Landlord to their prior condition within one hundred eighty (180) days after the damage, as such period may be extended for Tenant Delays and a maximum of forty-five (45) days for Force Majeure delays.

        Section 8.02. All Risk Coverage Insurance. During the Lease Term, Landlord shall maintain commercial general liability insurance in commercially reasonable amounts and all risk coverage insurance for the full replacement cost of the Building, but shall not protect Tenant's Property on the Leased Premises. Notwithstanding anything to the contrary herein, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, or which is required to be insured against under the Lease, without regard to the negligence or willful misconduct of the entity so released. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the release and waiver contained in this paragraph. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.

                         ARTICLE 9 - LIABILITY INSURANCE

        Section 9.01. Liability. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for any negligent act or willful misconduct of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied, Tenant's violation of any law, order or regulation or Tenant's breach of this Lease, or any representations under this Lease. This provision shall survive the expiration or earlier termination of this Lease. Subject to the waiver of subrogation provision contained in Section 8.02, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, Landlord's violation of any law, order or regulation, or a breach of Landlord's obligations or representations under the Lease.

        Section 9.02. Tenant's Insurance. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.      Worker's Compensation: minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.      Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds on the liability policy only, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                                                                INDUSTRIAL LEASE

                          ARTICLE 10 - EMINENT DOMAIN

        If all or any substantial part of the Leased Premises or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises or common areas shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may make a claim for compensation for Tenant's relocation expenses, damage to or loss of Tenant's Property, the unamortized value of any alterations or improvements made to the Leased Premises at Tenant's expense; provided that such award shall not diminish Landlord's award hereunder. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain and the Lease is not terminated as provided herein, then Rent shall be equitably abated based upon the extent to which Tenant's use of the Leased Premises is diminished because of any such taking.

                     ARTICLE 11 - ASSIGNMENT AND SUBLEASE

        Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park if Landlord has suitable space available for lease to such party). In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Leased Premises are or may be in any way adversely affected or (ii) the business reputation of the proposed assignee or subtenant is unacceptable or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord 50% of the gross excess in such rent and other consideration received by Tenant from such subtenant attributable to such sublease, less reasonable cost of subleasing (including commissions, advertising costs, legal costs, and tenant improvement costs) as such rent is received by Tenant or, in the case of any assignment of this Lease by Tenant, Landlord shall receive 50% of any consideration paid to Tenant by such assignee attributable to such assignment less the foregoing costs. In addition, should Landlord agree to an assignment or sublease agreement, Tenant will pay to Landlord on demand the sum of $500.00 to partially reimburse Landlord for its costs, including reasonable attorneys' fees, incurred in connection with processing such assignment or subletting request.

        Notwithstanding any provision of this Lease to the contrary, should Tenant receive consent from Landlord to sublease or assign its interest in the Leased Premises and seek to sublease or assign its interest in the Leased Premises in accordance with this paragraph, Tenant shall not use the name of Landlord, any insignia of Landlord, or any likeness of the Building in any of its advertising for such sublease or assignment.

        Notwithstanding the foregoing, Tenant shall not assign the Lease or sublease all or any portion of the Leased Premises to any other tenant within the Building or the Park without Landlord's prior written consent.

        Notwithstanding the foregoing, Tenant may assign the Lease or sublease all or any portion of the Leased Premises without Landlord's consent to any of the following (a "Permitted Transferee"): (i) any successor corporation or other entity resulting from a merger, consolidation or reorganization of Tenant; (ii) any purchaser of all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by, or is under common control with Tenant. Tenant shall give Landlord ten (10) days prior written notice of such assignment or sublease. A sale or transfer of Tenant's stock shall not be deemed an assignment, subletting or any other transfer of the Lease or the Leased Premises. Any Permitted Transferee to whom Tenant assigns the Lease shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder.

                                                                INDUSTRIAL LEASE

                      ARTICLE 12 - TRANSFERS BY LANDLORD

        Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance if and only if the transferee shall agree to assume in writing the obligations and liabilities of Landlord under the Lease after the date of the transfer.

        Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

        Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises pursuant to the terms and conditions of this Lease so long as Tenant shall not be in Default. The subordination of Tenant's rights under this Lease shall be contingent upon Landlord obtaining at its sole cost and expense, a Subordination, Non-Disturbance and Attornment Agreement executed by holders of any mortgages on the Leased Premises providing that (i) in the event the mortgagee files suit to foreclose the mortgage, the mortgagee will not join Tenant in the foreclosure proceedings so long as Tenant is not in Default under any of the terms, covenants and conditions of the Lease,
(ii) in the event mortgagee succeeds to the interest of mortgagor, as Landlord, and Tenant is not in Default under the terms, covenants or conditions of the Lease, the mortgagee shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, (iii) Tenant agrees to attorn to mortgagee, and
(iv) Tenant agrees to give mortgagee notice of Landlord's default and opportunity to cure. Prior to the Commencement Date, Landlord shall either (i) provide Tenant with a certification that there are no lenders or ground lessors with respect to the Leased Premises or (ii) obtain from any current lenders or ground lessors of the Leased Premises a written agreement providing for the recognition of Tenant's interests as set forth in the immediately previous sentence.

                        ARTICLE 13 - DEFAULT AND REMEDY

        Section 13.01. Default. The occurrence of any of the following shall be a "Default":

        (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after Tenant's receipt of written notice from Landlord that the same is due. Tenant shall be allowed two (2) written notices of default from Landlord in any twelve (12) month period before being declared in Default.

        (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after receipt of written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

        (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

        (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not

                                                                INDUSTRIAL LEASE

been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation (except as permitted under Article 11 hereof).

        (e) Tenant shall fail to vacate the Leased Premises upon termination of the Lease.

        Section 13.02. Remedies. Upon the occurrence and during the continuance of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

        (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any reasonable costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

        (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Landlord shall have the right to secure the Premises against unauthorized entry and allow Tenant supervised access to the Leased Premises to remove those items belonging to Tenant. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation, to the extent allocable to the remainder of the Lease Term, expenses of preparing the Leased Premises for re-letting, demolition, repairs, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. Landlord waives any right of distraint, distress for rent or landlord's lien that may arise at law.

        (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, Landlord shall have the right to secure the Premises against unauthorized entry, allow Tenant supervised access to the Leased Premises to remove those items belonging to Tenant which are not the subject of a security interest by Landlord and Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

        (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

        (e) If Landlord has terminated this Lease or Tenant's right to possession, Landlord agrees to use commercially reasonable efforts to mitigate its damages. Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building. Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of the Building before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs Default Damages. Tenant shall bear the burden of proof that Landlord failed to mitigate.

        Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, or Tenant may perform the obligations of Landlord after first giving Landlord thirty (30) days (or such lesser time as is required in an emergency) prior written notice of its intent to cure such default by Landlord and Tenant shall have Landlord reimburse Tenant on demand for any reasonable and necessary costs and expenses which

                                                                INDUSTRIAL LEASE

Tenant may have incurred, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

        Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

        Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                       ARTICLE 14 - INTENTIONALLY OMITTED

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

        Section 15.01. Definitions.

        a. "Environmental Laws" - All present or future federal, state and municipal laws, codes, orders, decrees, ordinances, rules and regulations as well as the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous, waste, substance, or material, gas or petroleum product.

        b. "Hazardous Substances". For purposes of this Lease, "Hazardous Substances" means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) any Environmental Laws.

        Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use of Hazardous Substances by Tenant in the Leased Premises whether such notice shall be served upon Landlord or Tenant.

        Section 15.03. Restrictions on Tenant. Tenant shall operate its business in compliance with all Environmental Laws. Tenant shall not cause the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances or permit its employees, agents or contractors to cause the same, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

        Section 15.04. Notices. Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) Tenant's actual knowledge of the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefore concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances released or emitted by Tenant or its employees, agents, invitees or contractors on, under or about the Leased Premises.

                                                                INDUSTRIAL LEASE

        Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and, Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

        Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises which are not released or emitted by Tenant, its employees, agents, contractors or invitees.

        Section 15.07. Landlord's Representation. Prior to Tenant's execution of this Lease, Landlord shall provide Tenant with a true, correct and complete copy of that certain Environmental Report prepared by S&ME, Inc., Project No. 1051-96-073. To the best of Landlord's actual knowledge and belief, Landlord represents that as of the Commencement Date of the term hereof (i) no Hazardous Substance is present on the Project or the soil, surface water or groundwater thereof, (ii) no underground storage tanks are present on the Project, (iii) no action, proceeding or claim is pending or threatened regarding the Project concerning any Hazardous Substance or pursuant to any Environmental Law and (iv) the Leased Premises shall be in compliance with all governmental codes, ordinances, rules and regulations (including but not limited to all environmental laws). Landlord shall hold harmless and indemnify Tenant for, from and against any clean up costs, remedial costs, losses, preventative costs and/or any governmental fees, costs, expenses, charges or the like arising from any presence or alleged presence of any hazardous or toxic substances (as those terms are defined in any state or federal statute or regulation) on, in or under the Leased Premises which were present on the Leased Premises prior to the commencement of the term of the Lease or which were released by Landlord at the property containing the Leased Premises. Nothing in this paragraph shall be interpreted as imposing any liability on Landlord for any other costs or expenses incurred by Tenant including any lost sales or profits of Tenant resulting from any such presence or alleged presence. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 16 - MISCELLANEOUS

        Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

        Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

        Section 16.03. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

        Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies, except to the extent set forth in Sections
2.01 and 8.01.

        Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

        Section 16.06. Indemnification for Leasing Commissions. Each party hereby represents and warrants that it has not dealt with any real estate brokers in the negotiation and execution of this Lease except the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part.

                                                                INDUSTRIAL LEASE

        Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

        Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

        Section 16.09. Financial Statements. If at any time during the Lease Term and any extensions thereof, Tenant's financial statements are not publicly available, Tenant shall provide to Landlord, upon Landlord's request, a copy of Tenant's most recent financial statements (certified and audited if the Minimum Annual Rent hereunder exceeds $100,000) prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

        Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

        Section 16.11. Approvals. Whenever the Lease requires an approval, consent, determination, selection or judgment by either Landlord or Tenant, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

        Section 16.12. Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

        Section 16.13. Option to Extend.

        A. Grant and Exercise of Option. Provided that (i) there is no current Default hereunder, and (ii) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Tenant shall have one (1) option (the "Extension Option") to extend the original Term of this Lease (the "Original Term") for one (1) additional period of five (5) years (the "Extension Term") commencing when the Original Term expires. The Extension Term shall be upon the same terms and conditions contained in this Lease (as amended from time to time by the parties in accordance with the provisions of this Lease) for the Original Term except (i) Tenant shall not have any further option to extend and (ii) the Minimum Annual Rent shall be the Fair Market Rent (as defined below). Tenant shall exercise such option by delivering to Landlord, no later than nine (9) months prior to the expiration of the Original Term, written notice of Tenant's desire to extend the Original Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the rent adjustment no later that fifteen (15) business days after receipt of Tenant's written notice of Tenant's desire to exercise the Extension Option. Tenant shall be deemed to have accepted the rent adjustment if it fails to deliver to Landlord a written objection thereto within fifteen (15) business days after receipt thereof; provided, however, that Tenant may rescind its notice to exercise the Extension Option by giving Landlord written notice of such election to rescind within such fifteen (15) day period. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease reflecting the commencement and expiration dates of the Extension Term and the agreed upon Fair Market Rent within thirty
(30) days after Tenant's acceptance of the rent adjustment.

                                                                INDUSTRIAL LEASE

        B. Fair Market Rent. The Minimum Annual Rent for the applicable Extension Term shall be the then-fair market rental value, which shall be determined as follows (the "Fair Market Rent"):

        (a) If Landlord and Tenant are unable to agree on the Minimum Annual Rent for the Extension Term(s) within fifteen (15) business days after Tenant's receipt of Landlord's written notice to Tenant of the rent adjustment, then the Minimum Annual Rent for the Extension Term(s) will be the then-fair market rental value of the Leased Premises as determined in accordance with paragraph
(d) below.

        (b) The "then-fair market rental value of the Leased Premises" means what a Landlord under no compulsion to lease the Leased Premises and a Tenant under no compulsion to lease the Leased Premises would determine as rents for the Extension Term, as of the commencement of the Extension Term, taking into consideration the uses permitted under this Lease, the quality, size, design, and location of the Leased Premises, and the rent for comparable buildings located in the vicinity of the Leased Premises.

        (c) Within seven (7) days after the expiration of the fifteen (15) business day period set forth in paragraph (a) above, Landlord and Tenant will each appoint a real estate appraiser to appraise the then-fair market rental value of the Leased Premises. The two appraisers will meet promptly and attempt to set the then-fair market rental value of the Leased Premises. If they are unable to agree within ten (10) days, they will select a third appraiser within ten (10) days to set the then fair market rental value of the Leased Premises. Landlord and Tenant will bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee.

        (d) Within ten (10) days after the selection of the third appraiser, a majority of the appraisers will set the then-fair market rental value of the Leased Premises. If a majority of the appraisers are unable to set the then-fair market rental value of the Leased Premises within ten (10) days after selection of the third appraiser, the three appraisals will be averaged and the average will be the then-fair market rental value of the Leased Premises.

        Section 16.14. Right of First Refusal. If, at any time during the Original Term and any Extension Term, Landlord shall solicit or receive a bona fide offer in writing (an "Offer") from a third party to lease all or any portion of space adjacent to the Leased Premises shown striped on the attached Exhibit E containing approximately 24,802 rentable square feet of space (the "Refusal Space"), Tenant shall have a right of first refusal ("Right of First Refusal") to lease the Refusal Space upon the same terms and conditions as set forth in the Offer; provided, that (i) there is no current Default hereunder and
(ii) the financial capacity of Tenant meets Landlord's then current criteria for leasing spaces of similar size with similar economic terms, as are then being offered by Landlord, (iii) Tenant and/or a Permitted Transferee remains in possession of the entire Leased Premises; and (iv) the current use of the Leased Premises is consistent with the Permitted Use hereunder, Landlord, promptly following Landlord's receipt of the Offer, shall deliver written notice to Tenant specifying the terms and conditions contained in the Offer. Tenant shall exercise its Right of First Refusal by providing Landlord with written notice of its exercise within five (5) business days after the date of receipt of Landlord's notice regarding the Offer. If Tenant exercises its Right of First Refusal within the five (5) business-day period, Landlord and Tenant promptly shall execute an amendment to the Lease relating to the Refusal Space, which includes the terms and conditions set forth in the Offer. If Tenant fails to provide Landlord with its written notice of exercise within the five (5) business-day period, then Tenant shall be deemed to have elected not to exercise its Right of First Refusal with respect to the particular Offer at issue. Notwithstanding the foregoing, if Landlord negotiates with the proposed tenant lease terms materially more favorable then those offered to Tenant but rejected, Landlord shall be required to submit the more favorable terms to Tenant for its review. Tenant shall have three (3) business days after receipt of the more favorable terms to accept or reject the Refusal Space. If Tenant rejects the more favorable terms, Landlord shall be free to enter a lease with the proposed tenant on such terms. Tenant's Right of First Refusal shall be continuous during the Term of the Lease and any extension thereof. Tenant's rejection of any particular Offer shall not relieve Landlord of its obligation to again offer any Refusal Space to Tenant at any time that the Refusal Space subsequently becomes available.

        Section 16.15. Parking. Tenant shall have the right to use on an unreserved basis, at no additional charge, not less than four (4) parking spaces per 1,000 rentable square feet of the Leased Premises in the parking lot adjacent to the Leased Premises as shown on Exhibit F hereto. All spaces shall be unreserved on a first-come, first-served basis.

        Section 16.16. Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard suite signage on or near the door of the Leased Premises. Tenant shall have the non-exclusive right to install a sign on the parapet of the Building. The sign shall be installed, maintained and repaired by Tenant at its sole cost and expense and shall comply with all laws. Landlord shall have the right to approve the sign, including the location, size, color and style. Upon the expiration or early

                                                                INDUSTRIAL LEASE

termination of this Lease, Tenant shall remove the sign and repair any damage caused by such removal at Tenant's sole cost and expense.

        Section 16.17. Rent Abatement. Tenant is currently a subtenant pursuant to those certain Sublease Agreements (Buildings 1 and 2), each dated July 15, 2002 (the "Sublease Agreements") with Tekelec ("Tekelec"), for 44,806 rentable square feet of space at 5200 West and East Paramount Parkway as more particularly described in the Sublease Agreements (the "Subleased Premises") under which Landlord is the master Landlord. Landlord and Tekelec are negotiating a rent abatement in connection with the Subleased Premises wherein Landlord will give Tekelec a rent abatement in an amount equal to that portion of Tekelec's base rent applicable to the Subleased Premises (the "Abatement Amount") for the period from the execution of this Lease to the Commencement Date (the "Abatement Period") and Tekelec will agree to modify the Sublease Agreements to fully abate all rent due thereunder during the Abatement Period. In the event Landlord and Tekelec have not entered into a lease amendment regarding the rent abatement by the execution of this Lease and Tekelec has not agreed to modify the Sublease Agreements to abate rent thereunder for the Abatement Period prior to the execution of this Lease, then Landlord shall abate base rent under this Lease for an additional four (4) months (without extending the term hereof) so that Tenant will have a total of eight (8) calendar months of free base rent hereunder.

        Section 16.18. Landlord's Compliance with Laws. Landlord shall ensure that as of the Commencement Date, the Building shall be in compliance with all laws governing the Building. Landlord shall be responsible for the cost and expense to ensure that the Building is in compliance with all laws governing the Building enacted as of the date of execution of this Lease. Tenant shall be responsible during the term of this Lease for such costs and expenses as may be required as a direct result of Tenant's manner of use of the Leased Premises or Tenant's alterations, leasehold improvements or modifications to the Leased Premises. If Landlord receives a written notice from a governmental authority that the Premises, Common Areas or the Building are not in compliance with a requirement enacted after full execution of this Lease and such non-compliance is not a result of Tenant's manner of use or improvements or alterations by Tenant to the Leased Premises, then Landlord agrees to make the appropriate alteration, the cost of which will be included in Operating Expenses to the extent permitted in Section 3.02. Further, if as a result of Tenant's manner of use or improvements, alterations or modifications made by Tenant, Landlord receives notice from a governmental authority of noncompliance with respect to the Leased Premises, Tenant shall have the option to cause the same to comply or to remove or modify its alterations or modify its use so as to fully remedy the non-compliance. In the event of any conflict between the provisions of this
Section 16.18 and Section 5.02 hereof, the provisions of this Section 16.18 shall control. Landlord represents and warrants that it has no knowledge of, and has received no notice of, any pending changes to the laws governing the Building.

                    (SIGNATURES CONTAINED ON FOLLOWING PAGE)

                                                                INDUSTRIAL LEASE

        IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

                                            LANDLORD:

                                            DUKE REALTY LIMITED PARTNERSHIP,
                                            an Indiana limited partnership doing
                                            business in North Carolina as Duke
                                            Realty of Indiana Limited
                                            Partnership

                                            By: Duke Realty Corporation,
                                                its General Partner

                                                By: /s/ H. ANDREW KELTOW [SEAL]
                                                   -----------------------------

                                                Printed: H. Andrew Keltow
                                                        ------------------------

                                                Title: Senior VP
                                                      --------------------------

Witness/Attest:                             TENANT:

----------------------------------          CATAPULT COMMUNICATIONS CORPORATION,
                                            a Nevada corporation
Print Name:
           -----------------------          By: /s/ DAVID W. MAYFIELD     [SEAL]
Title:                                         ---------------------------------
      ----------------------------          Printed:  David W. Mayfield
                                                    ----------------------------
                                            Title: President & COO
                                                  ------------------------------


[CORPORATE SEAL]                            CATAPULT COMMUNICATIONS CORPORATION
                                                     Corporate Seal
                                                         Nevada



Witness/Attest:
/s/  BARBARA J. FAIRHURST
----------------------------------
Print Name: Barbara J. Fairhurst
           -----------------------
Title: VP Operations
      ----------------------------
[CORPORATE SEAL]